EXHIBIT 10.1

GEORGIA

[Wells Fargo logo]

Commercial Real Estate
Institutional Metro Markets Group	Telephone: (770) 305-3410
2659 Pace Ferry Road, Suite 1200
Atlanta, GA 30339

JULY 16, 2012

ROBERTS PROPERTIES RESIDENTIAL, L.P.

450 NORTHRIDGE PARKWAY, SUITE 300

ATLANTA, GA 30350

RE: Wells Fargo Bank Loan No. WB13858 (“Loan”)

This Letter Modification Agreement dated July 16, 2012 (“Agreement”) Is entered into by and between WELLS FARGO BANK, N,A” a national banking association, successor by merger to Wachovia Bank, National Association (collectively with its successors or assigns, “Lender”), ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership, (“Borrower”), and ROBERTS REALTY INVESTORS, INC., a Georgia limited partnership, (“Guarantor”).

Borrower has heretofore executed and delivered to Lender that certain Promissory Note dated as of December 6, 2006, in the face amount of EIGHT MILLION ONE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($8,175,000.00) with interest thereon (hereinafter referred to as the “Note”.

Guarantor has heretofore executed and delivered to Lender that certain Guaranty Agreement dated December 6, 2006 (herein referred to as the “Guaranty”), which guarantees the full and prompt payment and performance of all obligations of Borrower under the Note, the Security Deed (as defined below), the Property Rights Assignment (as defined below), that certain Deed to Secure Debt and Assignment of Rents dated April 28, 2008 from Borrower to Lender, recorded In Deed Book 46751, Page 654, Fulton County, Georgia records (as amended, the “Fulton Security Deed”) and all other documents evidencing, securing or pertaining to the Note (collectively the “Loan Documents”) and all other indebtedness of Borrower to Lender; and

Borrower has heretofore executed and delivered to Lender that certain Deed to Secure Debt and Assignment of Rents dated as of December 6, 2006, recorded In Deed Book 47355, page 0739, Records of the Clerk of Superior Court of Gwlnnett County, Georgia (herein referred to as the “Security Deed”) for the purpose of securing the payment of the indebtedness evidenced by the Note and any and all other Indebtedness of Borrower to Lender

Borrower has heretofore executed and delivered to Lender that certain Assignment of Permits, Licenses, Sewer and Water Rights, Agreements, Approvals, Fees and Deposits dated as of December 6, 2006 (herein referred to as the “Property Rights Assignment ”) for the purpose of further securing the payment of the indebtedness evidenced by the Note and any and all other indebtedness of Borrower to Lender; and

The parties hereto did amend the Note, the Security Deed, and the other Loan Documents by i) First Consolidated Amendatory Agreement dated as of December 6, 2007, recorded in Deed Book 48485, page 74, aforesaid records (the “First Amendment”); ii) Second Consolidated Amendatory Agreement and Agreement Regarding Cross-Default and Cross-Collateralization of Loans dated as of April 28, 2008, but effective as of March 31,2008, recorded in Deed Book 48835, Page 217, aforesaid records (the “Second Amendment”); iii) Third Consolidated Amendatory Agreement dated as of July 17, 2009, recorded in Deed

Book 49606, Page 272, aforesaid records (the “Third Amendment”); iv) Fourth Consolidated Amendatory Agreement dated as of June 21, 2010, recorded in Deed Book 50136, Page 609, aforesaid records (the “Fourth Amendment”); and v) Fifth Consolidated Amendatory Agreement, recorded In Deed Book 50745, page, 431, aforesaid records (the “Fifth Amendment”); as used in this Agreement, the terms “Note”, “Security Deed”, “Property Rights Assignment”, “Guaranty” and “Loan Documents” means each of such documents as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment).

Borrower has requested, and Lender has agreed to extend the Maturity Date (as defined In the Loan Documents) from July 31, 2012 to October 31, 2012 at which time the outstanding principal balance, accrued interest and all other amounts under the Note shall become due and payable.  Interest shall accrue on the outstanding balance of the Note at the interest rate set forth in the Note during the extension period.  The extension of the Maturity Date of the Loan shall be in effect upon satisfaction of the conditions precedent described below (“Effective Date”).

Borrower ratifies and affirms all of its obligations under the Note, the Security Deed, the Property Rights Assignment and the other Loan Documents, as modified and amended by this Agreement and the other Loan Modification Documents.

Guarantor hereby (i) ratifies and affirms all its obligations under the Guaranty; (ii) acknowledges, represents and warrants that its Guaranty constitutes the valid and enforceable obligation of Guarantor, as of this date, free from any defenses and claims of offset; and (iii) consents to the execution by Borrower of the modification and amendment of the Note, Security Deed, the Property Rights Assignment and Loan Documents as set forth herein.

Borrower and Guarantor hereby each (i) ratifies and affirms all of its obligations as “Indemnitor” under that certain Hazardous Materials Indemnity Agreement (Unsecured), dated June 23, 2011 (the “Indemnity”) ii) acknowledges, represents and warrants that the Indemnity constitutes the valid and enforceable obligation of Indemnitors, as of this date, free from any defenses and claims of offset; and (iii) consents to the modification and amendment of the Note, Security Deed, the Property Rights Assignment and Loan Documents as set forth herein.

Lender’s willingness to extend the Maturity Date of the Loan is subject to the satisfaction of each and every one of the following conditions precedent:

•                  There shall exist no Default, as defined in this Agreement or Default as defined in the Note, the Security Deed, the Property Rights Assignment and any of the other Loan Documents, or event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both.

•                  Receipt and approval by Lender of an executed original of this Agreement, and any and all other documents, instruments, policies and forms of evidence or other materials which are required pursuant to this Agreement or any of the other Loan Documents or as otherwise required by Lender, each in form and content acceptable to Lender.

•                  There shall have occurred no material adverse change, as determined by Lender in its sole discretion, in the financial condition of Borrower, or any Guarantor, or any Indemnitor from that which existed as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender.

•                  Borrower shall deposit One Hundred Three Thousand and 00/100 Dollars ($103,000.00) in the Interest Reserve Account (as defined in the Third Amendment).  Such funds, together with the funds described in Section 9 of the Fifth Amendment, shall be held, disbursed and otherwise dealt with pursuant to Section 7 of the Third Amendment and

Section 9 of the Fifth Amendment.  As stated in the Fifth Amendment the “Interest Reserve Account” is also known as the “Interest and Tax Reserve Account”.

•                  Borrower shall deposit Fifty Thousand and No/100 Dollars ($50,000.00) in the Interest and Tax Reserve Account.  Borrower will use such funds solely to pay the real estate taxes, assessments and charges against the Property described in the Security Deed and against the Property described in the Fulton Security Deed as said taxes come due.  Such funds, shall be held, disbursed and otherwise dealt with pursuant to Section 9 of the Fifth Amendment.

•                  All payments due and owing to Lender under the Loan Documents have been paid current as of the effective date of this Agreement.

•                  As of the date hereof, Borrower is in compliance with all terms, covenants and conditions of the Loan Documents, including, without limitation, all financial and reporting covenants.

•                  Borrower has delivered to Lender an extension fee in the amount of Five Thousand One Hundred Ten and No/100 Dollars ($5,110.00).

Neither this Agreement nor anything contained herein shall be construed as a substitution or novation of the Borrower’s indebtedness under the terms of the Loan Documents.  Except as expressly modified herein, all other terms and conditions under each of the Loan Documents shall remain unmodified and of full force and effect.  All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Documents.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed on the date first written above.

“BORROWER”
“INDEMNITOR”

ROBERTS PROPERT1ES RESIDENTIAL, L.P., a Georgia limited partnership

By:	Roberts Realty Investors, Inc., a Georgia corporation, its general partner

	By:	/s/ Charles S. Roberts
	Name:	Charles S. Roberts
	Title:	President and CEO

“GUARANTOR”
“INDEMNITOR”

ROBERTS REALTY INVESTORS, INC., a Georgia corporation

By:	/s/ Charles S. Roberts
Name:	Charles S. Roberts
Title:	President and CEO

(CORPORATE SEAL)

[Signatures continued on following page]

“LENDER”

WELLS FARGO BANK, N.A., a national banking association, successor by merger to Wachovia Bank, National Association

By:	/s/ Marie F. Thomas
Name:	Marie F. Thomas
Title:	Vice President
(BANK SEAL)